SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2010
HFF, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-33280 (Commission File Number)	51-0610340 (I.R.S. Employer Identification No.)

One Oxford Centre
301 Grant Street, Suite 600
Pittsburgh, Pennsylvania 15219
(412) 281-8714
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 14, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of HFF, Inc. (the “Company”) approved special bonuses to certain members of management of the Company’s operating partnerships, Holliday Fenoglio Fowler, L.P. and HFF Securities L.P. (collectively, the “Operating Partnerships”), including John H. Pelusi, Jr., the chief executive officer and vice chairman of the Company. In addition, the Compensation Committee also approved and granted certain cash and restricted stock awards to certain members of the management and other employees of the Operating Partnerships, including executive officers of the Company, related to the past performance of said individuals, as described below pursuant to the Company’s 2006 Omnibus Incentive Compensation Plan (the “2006 Plan”).
The special bonuses to the Operating Partnerships’ management included a $500,000 cash bonus payment to John H. Pelusi, Jr., who, in addition to serving as chief executive officer and vice chairman of the Company, serves as the managing member of Holliday Fenoglio Fowler, L.P. and president of the general partner of HFF Securities L.P.
Mr. Pelusi voluntarily declined to accept the award offered by the Compensation Committee under the 2006 Plan and recommended to the Compensation Committee that the amount of the award be reallocated and contributed to other members of management and other employees of the Operating Partnerships. As a result, the Compensation Committee, based on Mr. Pelusi’s recommendation, agreed to and elected to supplement the awards of other members of management and other employees of the Operating Partnerships under the 2006 Plan by an amount equal to that which will not be made available and paid to Mr. Pelusi.
The cash awards granted by the Compensation Committee under the 2006 Plan included $52,084 to Gregory R. Conley, chief financial officer of the Company, and $41,667 to Nancy O. Goodson, chief operating officer of the Company.
In addition, under the 2006 Plan, Mr. Conley and Ms. Goodson were awarded restricted shares of the Company’s Class A common stock, $.01 par value per share, with a grant date fair value of $52,084 and $41,667, respectively. Subject to the terms and conditions set forth in the respective grant letters, one-third of the restricted shares vested immediately upon grant and one-third of the restricted shares will vest on each of March 1, 2012 and March 1, 2013. Vesting of the restricted shares is subject to continued employment with the Company. If either (a) the Company terminates such executive officer’s service without cause or (b) the executive officer terminates service with the Company for good reason, all of the restricted shares that have not vested on the date of termination will vest immediately. If the executive officer’s service for the Company terminates for any other reason, the restricted shares that have not yet vested will be forfeited. Upon a change in control of the Company, the restricted shares will not automatically vest and the executive officer will continue to be subject to the vesting restrictions set forth in the grant letter, except that if, following a change in control and prior to March 1, 2013, the executive officer is terminated by the Company without cause because such executive officer’s job has been eliminated and he or she has not been not offered a substantially similar job with a base salary and bonus opportunity that is at least equal to the levels of such base salary and bonus opportunity as of the date of the change in control, all of the restricted shares that are unvested as of the date of such termination will immediately become vested.

Signature
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HFF, INC.
Dated: December 20, 2010	By:	/s/ Gregory R. Conley
Gregory R. Conley
Chief Financial Officer